UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 29, 2014

Exact Name of Registrant as
Specified in Its Charter:	CALAMP CORP.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue
Oxnard, CA 93030

Registrant's Telephone Number, Including
Area Code:	(805) 987-9000

Former Name or Former Address,
if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     The Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 29, 2014. As of the record date for the Annual Meeting, June 4, 2014, there were 35,947,766 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting.

     At the Annual Meeting, six directors stood for reelection to a one year term expiring at the fiscal 2015 Annual Meeting. All six of the director nominees were reelected under the Registrant’s plurality voting method. The results of the election of directors are summarized as follows:

			Broker
	For	Withheld	Non-Votes
A.J. "Bert" Moyer	20,607,823	138,834	11,096,541
Kimberly Alexy	20,612,283	134,374	11,096,541
Michael Burdiek	20,613,614	133,043	11,096,541
Amal Johnson	20,608,893	137,764	11,096,541
Thomas Pardun	19,347,069	1,399,588	11,096,541
Larry Wolfe	20,612,310	134,347	11,096,541

     In addition to the election of directors, the results of voting on other matters at the 2014 Annual Meeting are summarized as follows:

				Broker
Proposal 2:	For	Against	Abstain	Non-Votes
Advisory vote on executive
compensation (“say on pay”)	19,373,425	588,189	785,043	11,096,541

				Broker
Proposal 3:	For	Against	Abstain	Non-Votes
Amendment of the Certificate
of Incorporation to increase
the maximum number of directors
that may constitute the Board
from seven to ten directors	19,759,040	366,593	621,024	11,096,541

				Broker
Proposal 4:	For	Against	Abstain	Non-Votes
Amendment of 2004 Incentive
Stock Plan to increase the
number of shares of common
stock reserved for issuance
by 2,000,000 shares	18,901,865	1,142,459	702,333	11,096,541

				Broker
Proposal 5:	For	Against	Abstain	Non-Votes
Ratification of SingerLewak
as the Company’s independent
auditing firm for fiscal 2015	31,097,995	180,986	564,217	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

July 30, 2014	By:	/s/ Richard Vitelle
Date		Richard Vitelle,
Executive Vice President and CFO
(Principal Financial Officer)